EXHIBIT 99.1

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

San Diego, CA, October 28th, 2008 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon solutions to enable connected home entertainment, today reported its third quarter results for the period ended September 30, 2008. Entropic reported third quarter net revenues of $31.7 million, a decrease of 26% compared with $42.8 million in the second quarter of 2008 and 12% lower than in the third quarter of 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s third quarter net loss was $7.1 million, or ($0.11) per share (basic and diluted) on 67.7 million weighted average shares outstanding. This compares with GAAP net loss of $6.4 million, or ($0.10) per share (basic and diluted) on 67.2 million weighted average shares outstanding, in the second quarter of 2008. Non-GAAP net loss in the third quarter was $1.2 million, or ($0.02) per share (basic and diluted) on 67.7 million average shares outstanding, compared to non-GAAP net income of $1.2 million, or $0.02 per diluted share on 73.4 million average shares outstanding, in the second quarter of 2008.

“Our Q3 results show upside to the guidance we provided last quarter. As expected, we saw softness in sales of our MoCA product line in the third quarter as a result of inventory build up in the supply chain. This softness was partially mitigated by the ramp in our DBS outdoor unit business,” said Patrick Henry, chairman and chief executive officer. “During the third quarter, we adjusted our cost structure to lower our breakeven threshold and made continued progress on our product roadmaps. Looking forward, the management team believes in the growth opportunity in our served markets and remains focused on operational execution and driving our next set of service provider deployments.”

	Three months ended
(In millions, except per share data)	Sept 30, 2008	June 30, 2008	Sept 30, 2007
Net revenues	$31.7	$42.8	$36.1
GAAP net loss	($7.1)	($6.4)	($6.7)
GAAP net loss per share (basic and diluted)	($0.11)	($0.10)	($0.53)
Non-GAAP net (loss) income [1]	($1.2)	$1.2	$2.3
Non-GAAP net (loss) income per share [1]	($0.02)	$0.02	$0.03

1. Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

For More Information

Entropic management will be holding a conference call today, October 28, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the third quarter and to provide guidance for the fourth quarter. You may access the conference call via any of the following:

Teleconference:	719-325-4893

Conference ID:	1241580

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our growth opportunities and our focus on operational execution and driving service provider deployments. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions based on the MoCA standard; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks related to international operations including political and economic conditions in foreign markets; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858/768-3852

debra.hart@entropic.com

Media Contacts:

Susan Huberman	Angela Edgerton
Corporate Communications	The Ardell Group
858/768-3711	858/792-2941
susan.huberman@entropic.com	angela@ardellgroup.com

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$31,678	$42,836	$36,144	$116,502	$82,377
Cost of net revenues	17,308	23,869	21,999	64,014	54,491

Gross profit	14,370	18,967	14,145	52,488	27,886
Operating expenses:
Research and development	13,902	15,678	11,923	42,892	22,812
Sales and marketing	3,991	4,455	3,283	12,590	6,642
General and administrative	2,798	3,541	2,706	9,862	5,104
Write off of in-process research and development	—	1,300	—	1,300	21,400
Amortization of purchased intangibles	713	713	1,296	2,022	1,338
Restructuring charges (benefit) (1)	209	(10)	—	1,278	—

Total operating expenses	21,613	25,677	19,208	69,944	57,296

Loss from operations	(7,243)	(6,710)	(5,063)	(17,456)	(29,410)
Other income (expense), net	156	191	(1,583)	149	(2,070)

Loss before income taxes	(7,087)	(6,519)	(6,646)	(17,307)	(31,480)

Income tax provision (benefit)	37	(72)	—	119	—

Net loss before accretion of redeemable convertible preferred stock	(7,124)	(6,447)	(6,646)	(17,426)	(31,480)
Accretion of redeemable convertible preferred stock	—	—	(32)	—	(95)

Net loss attributable to common stockholders	$(7,124)	$(6,447)	$(6,678)	$(17,426)	$(31,575)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.11)	$(0.10)	$(0.53)	$(0.26)	$(3.89)

Weighted average shares (basic and diluted)	67,669	67,215	12,506	67,378	8,113

(1)	For the three months ending June 30 and March 31, 2008, the Company recorded restructuring charges of $(10,000) and $1,079,000, respectively, related to exiting the lease agreement for the company’s former headquarters in San Diego, California, as well as charges for the impairment of property and equipment and other long-term assets. For the three months ended September 30, 2008, the Company recorded a restructuing charge of $209,000 related to the implementation of a restructuring plan to improve its operating cost structure which included a reduction-in-force.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,244	$17,027	$16,545	$51,533
Marketable securities	6,860	12,009	18,586	2,965
Accounts receivable, net	19,691	35,588	37,852	24,489
Inventory	22,255	21,079	14,242	15,332
Prepaid expenses and other current assets	1,552	1,925	2,004	2,238

Total current assets	75,602	87,628	89,229	96,557
Property and equipment, net	12,224	12,612	12,027	8,952
Intangible assets, net	30,883	33,185	32,309	34,145
Goodwill	88,082	88,082	86,256	86,256
Other long-term assets	281	283	389	416

Total assets	$207,072	$221,790	$220,210	$226,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,680	$22,141	$19,053	$18,909
Accrued payroll and benefits	4,080	5,490	4,314	4,253
Deferred revenues	—	187	303	303
Current portion of line of credit and loans payable	—	—	—	2,860
Current portion of software licenses and capital lease obligations	60	119	268	384

Total current liabilities	16,820	27,937	23,938	26,709
Stock repurchase liability	982	1,208	1,591	1,765
Lines of credit and loans payable	—	—	—	5,547
Other long-term liabilities	3,203	3,165	3,061	1,907

Stockholders’ equity	186,067	189,480	191,620	190,398

Total liabilities and stockholders’ equity	$207,072	$221,790	$220,210	$226,326

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share amounts)

This press release contains the following non-GAAP financial measures: net (loss) income and net (loss) income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net (loss) income and net (loss) income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
GAAP net loss attributable to common shareholders	$(7,124)	$(6,447)	$(6,678)	$(17,426)	$(31,575)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	63	64	85	173	88
Research and development	1,834	1,829	1,476	5,421	1,927
Sales and marketing	647	611	475	1,881	685
General and administrative	914	868	918	2,979	1,125

Total stock-based compensation	3,458	3,372	2,954	10,454	3,825
Acquisition-related items:
Amortization of inventory step-up charges to cost of net revenues	—	—	2,062	—	2,062
Amortization of purchased intangible assets:
Cost of net revenues	1,590	1,590	1,240	4,420	1,240
Operating expenses	713	713	1,296	2,022	1,338
Write off of in-process research and development	—	1,300	—	1,300	21,400
Vativ retention bonuses	—	698	—	698	—
Restructuring charges	209	(10)	—	1,278	—
Accretion of redeemable convertible preferred stock	—	—	32	—	95
Write off of debt issuance costs	—	—	—	476	—
Loss on fair value of preferred stock warrant liabilities	—	—	1,395	—	2,007

Total of non-GAAP adjustments	5,970	7,663	8,979	20,648	31,967

Non-GAAP net (loss) income	$(1,154)	$1,216	$2,301	$3,222	$392

GAAP weighted average shares (basic)	67,669	67,215	12,506	67,378	8,113
Non-GAAP adjustment for dilutive shares (a)	—	6,146	8,506	5,834	5,512
Non-GAAP adjustment for assumed conversion of redeemable convertible preferred stock (b)	—	—	44,897	—	36,250

Non-GAAP weighted average shares (diluted)	67,669	73,361	65,909	73,212	49,875

GAAP net loss per share (basic and diluted)	$(0.11)	$(0.10)	$(0.53)	$(0.26)	$(3.89)
Non-GAAP adjustments detailed above (a) (b)	0.09	0.12	0.56	0.30	3.90

Non-GAAP net (loss) income per share (diluted)	$(0.02)	$0.02	$0.03	$0.04	$0.01

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.

(b)	Non-GAAP adjustment to weighted average shares represents the assumed conversion of redeemable convertible preferred stock into common stock as of the later of their issuance or the beginning of their respective periods for the periods presented.

ENTROPIC COMMUNICATIONS, INC.

Non-GAAP Supplemental Financial Information

(Unaudited; in thousands, except percentage data)

The following table sets forth certain non-GAAP financial measures used in calculating Entropic’s non-GAAP net (loss) income for the periods presented. Such non-GAAP financial measures are based upon Entropic's unaudited consolidated statements of operations for the periods presented and give effect to certain adjustments identified in the table. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, investors should not rely on the results of prior periods as an indication of Entropic's future performance.

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
NET REVENUES	$31,678	$42,836	$36,144	$116,502	$82,377

COST OF NET REVENUES:

GAAP cost of net revenues	$17,308	$23,869	$21,999	$64,014	$54,491
Less:
Stock-based compensation expense	63	64	85	173	88
Amortization of developed technology	1,590	1,590	1,240	4,420	1,240
Amortization of inventory step-up	—	—	2,062	—	2,062

Non-GAAP cost of net revenues	$15,655	$22,215	$18,612	$59,421	$51,101

GROSS PROFIT:

GAAP gross profit	$14,370	$18,967	$14,145	$52,488	$27,886
Add:
Stock-based compensation expense	63	64	85	173	88
Amortization of developed technology	1,590	1,590	1,240	4,420	1,240
Amortization of inventory step-up	—	—	2,062	—	2,062

Non-GAAP gross profit	$16,023	$20,621	$17,532	$57,081	$31,276

GAAP gross margin	45.4%	44.3%	39.1%	45.1%	33.9%
Non-GAAP gross margin	50.6%	48.1%	48.5%	49.0%	38.0%

OPERATING EXPENSES:

GAAP operating expenses	$21,613	$25,677	$19,208	$69,944	$57,296
Less:
Stock-based compensation expense	3,395	3,308	2,869	10,281	3,737
Amortization of purchased intangibles	713	713	1,296	2,022	1,338
Write off of in-process research and development	—	1,300	—	1,300	21,400
Vativ retention bonuses	—	698	—	698	—
Restructuring charges	209	(10)	—	1,278	—

Non-GAAP operating expenses	$17,296	$19,668	$15,043	$54,365	$30,821

OTHER INCOME (EXPENSE), NET:

GAAP other income (expense), net	$156	$191	$(1,583)	$149	$(2,070)
Add:
Write off of debt issuance costs	—	—	—	476	—
Loss on fair value of preferred stock warrant liabilities	—	—	1,395	—	2,007

Non-GAAP other income (expense), net	$156	$191	$(188)	$625	$(63)

INCOME TAX (PROVISION) BENEFIT:	$(37)	$72	$—	$(119)	$—

ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED STOCK:	$—	$—	$(32)	$—	$(95)

RESEARCH AND DEVELOPMENT EXPENSE:

GAAP research and development	$13,902	$15,678	$11,923	$42,892	$22,812
Less:
Vativ retention bonuses	—	648	—	648	—
Stock-based compensation expense	1,834	1,829	1,476	5,421	1,927

Non-GAAP research and development	$12,068	$13,201	$10,447	$36,823	$20,885

SALES AND MARKETING EXPENSE:

GAAP sales and marketing	$3,991	$4,455	$3,283	$12,590	$6,642
Less:
Vativ retention bonuses	—	50	—	50	—
Stock-based compensation expense	647	611	475	1,881	685

Non-GAAP sales and marketing	$3,344	$3,794	$2,808	$10,659	$5,957

GENERAL AND ADMINISTRATIVE EXPENSE:

GAAP general and administrative	$2,798	$3,541	$2,706	$9,862	$5,104
Less: stock-based compensation expense	914	868	918	2,979	1,125

Non-GAAP general and administrative	$1,884	$2,673	$1,788	$6,883	$3,979